DELAWARE VIP(r) TRUST

FORM N-SAR
Annual Period Ended December 31, 2010

SUB-ITEM 77D:  POLICIES WITH RESPECT TO SECURITY INVESTMENTS

Policies with respect to security investments incorporated into this filing by reference to two
497(e) filings which occurred on July 23, 2010 and July 30, 2010 (SEC Accession Nos.
0001206774-10-001654 and 0000814230-10-000019).

SUB-ITEM 77K:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware VIP(r) Trust (the "Fund") effective
May 20, 2010.  At a meeting held on May 20, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending
December 31, 2010.  During the fiscal years ended December 31, 2008 and December 31, 2009,
E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77M:   MERGERS

Details of a merger incorporated into this filing by reference to two 497(e) filings which occurred on July 23, 2010 and July 30, 2010 (SEC Accession Nos. 0001206774-10-001654 and
0000814230-10-000019).

SUB-ITEM 77O:   TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Transactions effected pursuant to Rule 10f-3 attached as Exhibit.

SUB-ITEM 77Q1(f):   EXHIBITS

Exhibit to Form N-SAR filed in response to N-SAR Item 77K attached as Exhibit.

WS: MFG_Philadelphia: 845248: v1

WS: MFG_Philadelphia: 845248: v1